DELTA-OMEGA
                               Technologies, Ltd.
                 "Setting the standard for a safer environment"


                                 P.O. Box 81518
                            Lafayette, LA 70598-1518


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001


To the shareholders of Delta-Omega Technologies, Inc.:

An Annual Meeting of the shareholders of Delta-Omega Technologies, Inc. will be held at 119 Ida Road, Broussard, Louisiana, at 10:00 A.M., (CST) on Tuesday, April 24, 2001, or at any adjournment or postponement thereof. The purposes of the meeting are to:

     o    elect two directors to serve during the next year.

     o ratify the appointment of Broussard, Poche, Lewis & Breaux LLP as auditors for the 2001 fiscal year.

     o    transact other business which may properly come before the meeting.

Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on March 23, 2001 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ L.G. Schafran
                                            -----------------
                                            L.G. Schafran
                                            Chairman of the Board
March 26, 2001

                                 PROXY STATEMENT

                         DELTA-OMEGA TECHNOLOGIES, INC.
                             c/o Computershare, Inc.
                                  P.O. Box 1596
                              Denver, CO 80201-1596
                                 (303) 234-5300

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 2001

--------------------------------------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta-Omega Technologies, Inc., a Colorado corporation, to be voted at an Annual Meeting of Shareholders of Delta-Omega to be held at 10:00 A.M. on April 24, 2001 at 119 Ida Road, Broussard, Louisiana, or at any adjournment or postponement thereof. Delta-Omega anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of Delta-Omega on or about March 26, 2001. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. The vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to Delta-Omega, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and all of soliciting proxies will be paid by Delta-Omega. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of Delta-Omega by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on record date by such persons, and Delta-Omega may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The close of business on March 23, 2001, has been fixed by the Board of Directors of Delta-Omega as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were outstanding approximately 18,747,210 shares of Delta-Omega's $.001 par value common stock (hereinafter referred to as the "common stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Additionally, there are outstanding 1,295,000 shares of $.001 Series B Convertible Exchange Preferred Shares and 2,396,667 shares of $.001 Series C Convertible Exchangeable Preferred Shares, each entitled to one vote per share. The Series B and Series C Convertible Exchangeable Preferred Shares are hereinafter referred to collectively as the "preferred stock." The shares of preferred stock vote together with the common stock as a single class except upon amendments of rights and preferences for the preferred stock. Cumulative voting is not permitted. Delta-Omega has no other class of voting securities outstanding.

A majority of the issued and outstanding shares of Delta-Omega's common stock and preferred stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholder's meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2000, the common stock ownership of each person known by Delta-Omega to be the beneficial owner of five percent or more of Delta-Omega's common and preferred stock ("Principal Shareholders"), all Directors and Officers individually and all Directors and Officers of Delta-Omega as a Group. Except as noted, each person has sole voting and investment power with respect to the shares shown. All shares are "restricted securities" and as such are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under certain circumstances. There are no contractual arrangements or pledges of Delta-Omega's securities, known to Delta-Omega, which may at a subsequent date result in a change of control of Delta-Omega.


                                     Amount of Beneficial
                                         Ownership (1)
                                         -------------

                                           Common and     Options and                   Percent
Name and Address of Beneficial Owner    Preferred Stock     Warrants       Total      of Class (2)
------------------------------------    ---------------     --------       -----      ------------
L.G. Schafran (3)                               --          600,000       600,000        2.60%
Riverside Drive #14B
New York, NY 10024

James V. Janes, III (4)                      201,038        211,500       412,538        1.82%
118 Village Green
Youngsville, LA  70592

David H. Peipers (5)                       2,030,668        230,000     2,260,668        9.97%
610 Tenth Avenue - Suite 605
New York, NY 10020

Vernon Taylor, Jr. (6)                     1,771,612       165,000      1,936,612        8.57%
1670 Denver Club Building
Denver, CO 80202

The Winsome Limited Partnership            1,899,265       230,000      2,129,265        9.39%
F/K/A Crossroads Limited Partnership (7)
610 Tenth Avenue - Suite 605
New York, NY 10020

GAMI Investments, Inc. (8)                 1,589,116       933,333      2,522,449       10.79%
Two Riverside Plaza
Suite 1100
Chicago, IL 60606

Marian A. Bourque                             -0-            -0-           -0-              0%
P.O. Box 81518
Lafayette, LA 70598-1518

All Directors & Officers as a Group         201,038        811,500      1,012,538        4.36%
(Three Persons) (9)


1) Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. In making this calculation, options and warrant which are significantly "out-of-the-money" and therefore unlikely to be exercised within sixty days are not included in the calculation of beneficial ownership. For this purpose, Delta-Omega deems options and warrants with an exercise price above $.75 as unlikely to be exercised within the next sixty days. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

2) As of November 30, 2000, there were 18,747,210 shares of common stock, 1,295,000 shares of Series B Convertible Exchangeable Preferred Stock and 2,396,667 shares of Series C Convertible Exchangeable Preferred Stock issued and outstanding. Each share of the Series B and Series C Convertible Exchangeable Preferred stock is entitled to one vote and votes together with the common stock as a single class except upon matters relating to the amendment of rights and preferences for the preferred stock. Accordingly, there are 22,438,877 shares of capital stock entitled to vote upon ordinary matters and the percentages in this column are based upon such number of shares.

3) Mr. Schafran owns options to purchase 600,000 shares of common stock. Mr. Schafran also owns warrants to purchase 600,000 shares of common stock at an exercise price of $2.00 per share, but these have been excluded from the calculation of his beneficial ownership due to the material difference between the exercise price and the current trading price of the common stock. Mr. Schafran's wife owns 534,936 shares of common stock, 131,667 shares of preferred stock and warrants to purchase 206,667 shares of common stock. Mr. Schafran disclaims beneficial ownership of the stock owned by his wife.

4) Mr. Janes owns 194,078 shares of common stock and options to purchase 211,500 shares of common stock. He could be considered a beneficial owner of 6,960 held in joint tenancy with his mother. Mr. Janes also owns options to purchase 10,000 shares of common stock at an exercise price of $2.00 per share, but these have been excluded from the calculation of his beneficial ownership due to the material difference between the exercise price and the current trading price of the common stock.

5) Mr. Peipers owns 131,403 shares of common stock. Mr. Peipers could be considered a beneficial owner of 1,665,298 shares of common stock, 130,000 shares of preferred stock and warrants to purchase 230,000 shares of common stock held by The Winsome Limited Partnership F/K/A Crossroads Limited partnership, of which Mr. Peipers is General Partner. Mr. Peipers could also be considered a beneficial owner of 53,967 common shares and 50,000 shares of preferred stock held by Cornerhouse Limited Partnership, an affiliate of Winsome.

6) Mr. Taylor owns 495,567 shares of common stock, 200,000 shares of preferred stock and warrants to purchase 100,000 shares of common stock. Mr. Taylor could be considered a beneficial owner of 5,700 shares of common stock held by a family member. Mr. Taylor could also be considered a beneficial owner of 430,213 shares of common stock and 400,000 shares of preferred stock held by the Ruth and Vernon Taylor Foundation and 65,000 shares of preferred stock, warrants to purchase 65,000 shares of common stock and 175,132 shares of common stock held by the Sara Taylor Swift Revocable Trust, since Mr. Taylor is a trustee of both.

7) The Winsome Limited Partnership F/K/A Crossroads Limited Partnership, is an entity for which David H. Peipers is the General Partner. The Winsome Limited Partnership owns 1,665,298 shares of common stock, 130,000 shares of preferred stock and warrants to purchase 230,000 shares of common stock. The Winsome Limited Partnership could also be considered a beneficial owner of 53,967 shares of common stock and 50,000 shares of preferred stock held by Cornerhouse Limited Partnership, an affiliate of The Winsome Limited Partnership.

8) GAMI Investments, Inc., a Delaware Corporation, owns 655,783 shares of common stock, 933,333 shares of preferred stock and warrants to purchase 933,333 shares of common stock.

9) The Directors and Officers as a group (three persons) beneficially own 201,038 shares of common stock and stock options to purchase 811,500 shares of common stock.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors currently consists of two (2) members: L.G. Schafran and James V. Janes, III. The Board proposes that the two (2) directors be re-elected as directors of Delta-Omega, to hold office until the next annual meeting of shareholders and until such director's successor is duly elected and qualified. Each nominee has consented to be named as a nominee and, to the present knowledge of Delta-Omega, is willing to serve as a director, if elected. Should either of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies with respect to which no contrary direction is made will be voted in favor of the one who remains as a candidate and may be voted for substitute nominees.

The Executive Officers and Directors of Delta-Omega and their ages and positions with Delta-Omega are as follows:

                                                              Period From
Name                       Age    Position                    Which Served
----                       ---    --------                    ------------


L.G. Schafran              61     Chairman of the Board           01/96
                                  and Co-CEO

James V. Janes, III        52     President, Co-CEO and           10/89
                                  Director

Marian A. Bourque          40     Chief Financial and             04/96
                                  Accounting Officer,
                                  Secretary & Treasurer


L.G. Schafran - Mr. Schafran has been Chairman of the Board of Directors since January 1996 and Co-CEO since January 1999. Since August , 2000 Mr. Schafran, has been the interim chief executive officer and president and chairman of the board since October 2000 of Banyan Strategic Realty Trust, a Chicago based equity REIT that is traded on Nasdaq. From 1994 to October 1997 Mr. Schafran was a director and Chairman of the Executive Committee of Dart Group Corporation and its two principal affiliates, Trak Auto Corporation and Crown Books Corporation. Mr. Schafran is also a director or trustee of Capsure Holdings Corp., Glasstech Inc., National Income Realty Trust, Oxigene, Inc. and Publicker Industries, Inc. Mr. Schafran earned a B.B.A. from the University of Wisconsin in 1960 and a MBA also from the University of Wisconsin in 1961.

James V. Janes, III - Mr. Janes has been a Director of Delta-Omega since October 1989 and President since January 1996. Mr. Janes was General Manager of Delta-Omega Technologies, Ltd., Delta-Omega's wholly owned subsidiary, from November 1989 to December 1990. From 1977 to 1989, Mr. Janes was President of Janes Industries, Inc., a Louisiana corporation licensed as a general contractor. Mr. Janes served in the U.S. Air Force, earning the Distinguished Flying Cross, and between 1973 and 1977 was an instructor and evaluator with the 58th TAC Fighter Squadron at Eglin Air Force Base in Florida. Mr. Janes earned a B.S. from Northwestern State University in 1970.

Marian A. Bourque - Ms. Bourque has been Chief Financial and Accounting Officer, Secretary and Treasurer of Delta-Omega since April 1996. Ms. Bourque was Controller of Delta-Omega from December 1994 to April 1996. Her past associations include Broussard, Poche, Lewis and Breaux CPA Firm, where she was active in the Management Advisory Department and Adobe Oil and Gas, where she was the Accounts Payable Supervisor. Ms. Bourque, a Certified Public Accountant, earned a B.S. in Accounting from the University of Southwestern Louisiana in 1993.

Delta-Omega has no knowledge of any arrangement or understanding in existence between any Executive Officer or Director named above and any other person pursuant to which any such Executive Officer or Director was or is to be elected to such office or offices. All Officers of Delta-Omega serve at the pleasure of the Board of Directors. No family relationships exist among the Directors of Executive Officers of Delta-Omega. All Officers of Delta-Omega will hold office until the next Annual Meeting of Delta-Omega's shareholders. There is no person who is not a designated officer who is expected to make any significant contribution to the business of Delta-Omega.

Since approximately the first quarter of fiscal year 2000, the Company's Board of Directors has consisted of only two members, Messrs Schafran and Janes, neither of whom would be considered independent or "outside" members of the Board. Therefore, the Company no longer has members on its Board which qualify for audit or compensation committees. As a result, the Company has recently been conducting operations without an independent audit or compensation committee and without a nominating committee. Therefore, the Company has not been required to adopt an audit committee charter nor has it issued an audit committee report which would normally accompany this Proxy Statement.

The Board of Directors had 5 meetings during the last fiscal year. No Director attended less than 75 percent of the meetings of the Board and the meetings of the committee on which the respective Directors served held during the Director's tenure.

Additionally, the Board of Directors has approved a Management Bonus Pool which is based on 12% of annual gross profits (before taxes) in excess of $500,000. Bonuses will be paid to persons filling designated positions, including Directors. The total pool may not exceed $4,000,000 annually.

Directors' expenses, if any, are reimbursed, including travel, lodging and a per diem of $150 for out of town travel deemed necessary and in the best interests of Delta-Omega.



EXECUTIVE COMPENSATION

None of Delta-Omega's Officers or Directors received direct remuneration of $100,000 or more during the fiscal year ended August 31, 2000.


Summary Compensation Table
--------------------------

                           Annual Compensation                         Long Term Compensation
                           -------------------                         ----------------------

                                                                              Securities
Name and                                                        Restricted    Underlying
Principal                                                         Stock         Options     Compen-
Position     Year ($)    Salary ($)    Bonus ($)    Other ($)     Awards        /SAR's     sation ($)
--------     --------    ----------    ---------    ---------     ------        ------     ----------
J.V. Janes   2000        $79,200       $  --        $  --           --            --        $  --
-Co-CEO&     1999        $90,856       $  --        $  --           --            --        $  --
President    1998        $87,200       $  --        $  --           --            --        $  --


Stock Option Plans

Delta-Omega's policy is to grant options to purchase common stock to directors, officers or key employees as part of an incentive program. In addition to the grants under this program, Delta-Omega grants options to purchase common stock to individuals as compensation for services rendered in lieu of cash. On January 17, 1991, Delta-Omega established a non-qualified stock option plan (the 1991
Plan) under which 1 million options to purchase common stock were made available. In fiscal year 1994, Delta-Omega amended the 1991 non-qualified stock option plan to authorize the issuance of an additional 600,000 options. All options are non-compensatory and are issued at or above the market price on the date the option is granted.

Delta-Omega's Compensation and Options Committee determines the term of each grant and when it becomes exercisable. The options expire three years from the date of grant. As of November 30, 2000, there were 509,000 outstanding options issued under the 1991 Plan and 956,167 outstanding options issued outside the Plan.


2000 Option Exercises and Year-End Option Value Table
-----------------------------------------------------

The following table provides information on options exercised in 2000 by the executive officers named in the Summary Compensation Table, the number of unexercised options each of them held at August 31, 2000, and the value of unexercised "in-the-money" options each of them held as of that date. No SAR's were outstanding at any time during 2000.

                                                                             Value of Unexercised
                                              Number of Unexercised      In-The-Money Options at 1999
                                             Options at 2000 Year-End            Year-End (1)
                                             ------------------------            ------------
                    Shares
                 Acquired on     Value
   Name            Exercise     Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
   ----            --------     --------    -----------   -------------   -----------   -------------
J.V. Janes            --           --         221,500           --            -0-             --


(1) The values shown in the table are based on the $0.11 closing price of Delta-Omega's Common Stock on August 31, 2000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are any transactions, or series of similar transactions, for Delta-Omega's last two fiscal years, or any currently proposed transactions, or series of similar transactions, to which Delta-Omega or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of Delta-Omega's Officers, Directors or Principal Shareholders had, or will have, a direct or indirect material interest, naming such person and indicating the person's relationship to Delta-Omega, the nature of such person's interest in the transaction(s), the amount of such transaction(s) and, where practical, the amount of such person's interest in the transaction(s):

In fiscal year 2000, Delta-Omega negotiated five short term promissory notes totaling $184,000 with with Janes Industries, Inc., a company wholly owned by James V. Janes a director and Co-Chief Executive Officer of Delta-Omega, Lynn Schafran, the wife of Larry Schrafran Chairman of the Board and Co-Chief Executive Officer of Delta-Omega and David Peipers, a former director of Delta-Omega.

In fiscal year 2000, Delta-Omega negotiated five short term promissory notes totaling $150,000 with Janes Industries, Inc., a company wholly owned by James
V. Janes a director and Co-Chief Executive Officer of Delta-Omega, Lynn Schafran, the wife of Larry Schrafran Chairman of the Board and Co-Chief Executive Officer of Delta-Omega and David Peipers, a former director of Delta-Omega.


                     PROPOSAL TWO: REAPPOINTMENT OF AUDITORS

The Board of Directors has selected Broussard, Poche, Lewis and Breaux LLP as the independent certified public accountants to audit the books, records and accounts of Delta-Omega for its 2001 fiscal year, pending shareholder approval of such appointment. Broussard, Poche, Lewis and Breaux LLP has worked in conjunction with Arthur Andersen & Company LLP, Delta-Omega's independent auditor at that time, since the 1994 fiscal year and is, therefore, familiar with the business and financial procedures of Delta-Omega. To the knowledge neither this firm nor any of its members has any direct or material indirect financial interest in Delta-Omega nor any connection with Delta-Omega in any capacity other than as independent auditor. Although the ratification of reappointment is not required to be submitted for shareholder approval, it is a common practice as a courtesy to shareholders. A failure to approve this proposal will not affect Delta-Omega's plans for this year, but could affect its decisions in coming years. It has not yet been determined whether a representative of Broussard, Poche, Lewis and Breaux LLP will attend the Annual Meeting. Delta-Omega recommends approval of this resolution.


COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

Based solely on a review of reports filed with Delta-Omega, all Directors and Executive Officers timely filed all reports regarding transactions in Delta-Omega's securities required to be filed during the last fiscal year by
Section 16(a) under the Securities Exchange Act of 1934.


SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the year 2002 Annual Meeting of Shareholders must be received by Delta-Omega on or before November 10, 2001 in order to be eligible for inclusion in Delta-Omega's Proxy Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.


OTHER MATTERS

The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                           By Order of the Board of Directors


                                           /s/ L.G. Schafran
                                           -----------------
                                           L.G. Schafran
                                           Chairman of the Board
March 26, 2001

                         ANNUAL MEETING OF SHAREHOLDERS
                         DELTA-OMEGA TECHNOLOGIES, INC.

                                      PROXY


The undersigned shareholder of Delta-Omega Technologies, Inc., a Colorado corporation, hereby appoints L.G. Schafran, Chairman of the Board of Delta-Omega Technologies, Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held on April 24, 2001 at 10:00 A.M.
(CST), and at my adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

1. Election of Directors: Management has nominated the two following persons to stand for election. You may vote "for" or you may withhold your vote from either of those persons and vote "for a person nominated by others or write in your own nominee. To date, no one has been nominated by anyone other than management.

          a)  L.G. Schafran                           For      ______
                                                      Withhold ______

          b)  James V. Janes, III                     For      ______
                                                      Withhold ______

          c)  ____________________                    For      ______
              Other                                   Withhold ______


2.   Reappointment of Auditors:


RESOLVED, that the reappointment of Broussard, Poche, Lewis and Breaux LLP as the auditing firm for the corporation is hereby ratified.

For  _______               Against  _______           Abstained  _______


Failure to check any of these boxes for each proposal will give management the authority to vote the proxy at their discretion. This Proxy gives authority to my Proxy to vote for me on such other matters as may properly come before this meeting.

                                              Shares Owned:
                                              ----------------------------------

                                              Dated:
                                              ----------------------------------


                                              ----------------------------------
                                              Signature of Shareholder
                                              (Sign exactly as name appears on
                                               certificate)


                                              ----------------------------------
                                              Signature if held jointly